Exhibit 32.2
GTECH HOLDINGS CORPORATION
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of GTECH Holdings Corporation (the “Company”) on Form 10-Q for the period ending May 27, 2006 as filed with the Securities and Exchange Commission on the Date hereof (the “Report”), I, Jaymin B. Patel, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 29, 2006	/s/ Jaymin B. Patel
Jaymin B. Patel, Senior Vice President
and Chief Financial Officer